 Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-116715 on Form S-8 of our report relating to the financial statements of Color Kinetics Japan Incorporated dated February 18, 2005, appearing in the Annual Report on Form 10-K of Color Kinetics Incorporated for the year ended December 31, 2004.

/s/ DELOITTE TOUCHE TOHMATSU

Tokyo, Japan

March 14, 2005